As filed with the Securities and Exchange Commission on September 21, 2007

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

______________________________

KABUSHIKI KAISHA ADVANTEST

(Exact name of Registrant as specified in its charter)

ADVANTEST CORPORATION

(Translation of Registrant’s name into English)

Japan	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Shin-Marunouchi Center Building

1-6-2 Marunouchi,

Chiyoda-ku, Tokyo 100-0005

Japan

(Address of Registrant’s Principal Executive Offices)

THE ADVANTEST CORPORATION INCENTIVE STOCK OPTION PLAN 2007

(Full title of the plan)

________________________

Advantest America Corporation (Holding Co.)

3201 Scott Boulevard

Santa Clara, California 95054

Attention: Corporate Secretary

(408) 988-7700

(Name, address and telephone number of agent for service)

With a copy to:

Masahisa Ikeda

Shearman & Sterling

Fukoku Seimei Building

2-2 Uchisaiwaicho 2-chome

Chiyoda-ku, Tokyo 100-0011

Japan

81-3-5251-1601

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock of Registrant (1)	191,000	$48.72	$9,305,520	$285.68

(1)

Each share of the Registrant’s common stock (the “Common Stock”) issuable in the United States pursuant to the Rules of the Advantest Corporation Incentive Stock Option Plan 2007 (the “Plan”) will be represented by one (1) American Depositary Shares (“ADSs”) on deposit with JPMorgan Chase Bank (formerly known as Morgan Guaranty Trust Company of New York), as depositary bank (the “Depositary”). Each ADS will be evidenced by one (1) American Depositary Receipt issued by the Depositary. A separate Registration Statement on Form F-6 (Registration No. 333-13886) was filed with the Securities and Exchange Commission (the “Commission”) on September 5, 2001 (as subsequently amended on Form F-6 POS filed with the Commission on September 13, 2006) for the registration of ADSs issuable upon deposit of shares of Common Stock.

(2)

Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered such number of additional shares of Common Stock that may become available for issuance under the Plan in the event of certain changes in the outstanding shares of Common Stock, including reorganizations, mergers, recapitalizations, restructurings, stock dividends, stock splits, reverse stock splits and reclassifications.

(3)

Pursuant to Rule 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for the 191,000 shares of Common Stock subject to currently outstanding options are based on the per share exercise price of the options. The per share exercise price is 5,563 Yen. For purposes of calculating the filing fee, the exercise price has been converted to U.S. Dollars using the noon buying rate in New York, New York for cable transfers in Yen as certified for customs purposes by the Federal Reserve Bank on September 20, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I, Items 1 and 2, will be delivered to employees in accordance with the “Note” to Part I of Form S-8 and Rule 428 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated by reference as of their respective dates into this Registration Statement and shall be deemed a part hereof:

(i)	the Registrant’s Annual Report on Form 20-F filed with the Commission on June 28, 2007;

(ii)	the description of the American Depositary Shares of the Registrant contained in the Registrant’s Registration Statement on Form 20-F filed with the Commission on September 4, 2001; and

(iii)	all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since March 31, 2007.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Articles 330 of the Corporate Law of Japan (the “Corporate Law”) make the provisions of Section 10, Chapter 2, Book III of the Civil Code of Japan applicable to the relationships between the Registrant and its directors and corporate auditors, respectively. Section 10, among other things, provides in effect that:

(1)

Any director or corporate auditor of a company may demand advance payment of expenses which are considered necessary for the management of the affairs of such company entrusted to such director or corporate auditor;

(2)

If a director or corporate auditor of a company has defrayed any expenses which are considered necessary for the management of the affairs of such company entrusted to such director or corporate auditor, the director or corporate auditor may demand reimbursement therefor and interest thereon after the date of payment from the company;

(3)

If a director or corporate auditor has assumed an obligation necessary for the management of affairs entrusted to such director or corporate auditor, the director or corporate auditor may require the company to perform it in such director’s or corporate auditor’s place or, if it is not due, to furnish adequate security; and

(4)

If a director or corporate auditor, without any fault on such director’s or corporate auditor’s part, sustains damage through the management of the affairs entrusted to such director or corporate auditor, the director or corporate auditor may demand compensation therefor from the company.

Under Article 388 of the Corporate Law, a company may not refuse a demand from a corporate auditor referred to in subparagraphs (1) through (3) above unless the company establishes that the relevant expense or obligation was or is not necessary for the performance of the corporate auditor’s duties.

Pursuant to Article 426 of the Corporate Law and to the extent permitted by law and regulations, the Registrant may, by resolution of its board of directors, exempt the liabilities of its directors and corporate auditors (including persons who have previously served as the Registrant’s directors or corporate auditors). Pursuant to Article 427 of the Corporate Law, Article 28 and 39 of the Registrant’s Article of Incorporation and to the extent permitted by law and regulations, the Registrant may conclude an agreement with its outside directors and outside corporate auditors to limit the liability for damages of the Registrant caused by non-performance of their duties.

The Registrant maintains a directors’ insurance policy to insure its directors and corporate auditors against liability for actions or omissions occurring in their capacity as director or corporate auditor, subject to certain exclusions and limitations.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See Exhibit list on page 13 of this Registration Statement.

Item 9.	Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chiyoda-ku, Tokyo of Japan on this 21st day of September, 2007.

ADVANTEST CORPORATION

By:	/s/ Yuichi Kurita
Name: Yuichi Kurita
Title: Director and Managing Executive Officer

SPECIAL POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Yuichi Kurita as his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the indicated capacities on September 21, 2007.

Signature	Capacity

/s/ Shimpei Takeshita
Shimpei Takeshita	Chairman of the Board

/s/ Toshio Maruyama
Toshio Maruyama	President and CEO (Principal Executive Officer)

Naoyuki Akikusa	Director

Yasushige Hagio	Director

/s/ Junji Nishiura
Junji Nishiura	Director and Senior Executive Officer

/s/ Hiroji Agata
Hiroji Agata	Director and Senior Executive Officer

/s/ Takashi Tokuno
Takashi Tokuno	Director and Senior Executive Officer

/s/ Hiroshi Tsukahara
Hiroshi Tsukahara	Director and Managing Executive Officer

/s/ Yuichi Kurita
Yuichi Kurita	Director and Managing Executive Officer (Principal Financial Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Advantest Corporation has signed this Registration Statement or amendment thereto in Santa Clara, California, on September 17, 2007.

Advantest America Corporation (Holding Co.)

By:	/s/ Keith Hardwick
	Name:	Keith Hardwick
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1

Amended and Restated Articles of Incorporation of the Registrant (English Translation) (incorporated by reference herein to the Registrant’s Report on Form 6-K (No. 001-15236), filed October 27, 2006).

4.2	Regulations of the Board of Directors of the Registrant (English Translation) (incorporated by reference herein to the Registrant’s Annual Report on Form 20-F (No. 001-15236), filed June 28, 2006).

4.3	Share Handling Regulations of the Registrant (English Translation) (incorporated by reference herein to the Registrant’s Annual Report on Form 20-F (No. 001-15236), filed June 28, 2006).

4.4

Form of Deposit Agreement, dated as of September 14, 2001, among Advantest Corporation, JPMorgan Chase Bank (formerly known as Morgan Guaranty Trust Company of New York), as depositary, and all holders from time to time of American Depositary Receipts issued thereunder, including the form of American Depositary Receipt attached thereto as Exhibit A (incorporated by reference herein to Exhibit A to the Registrant’s Registration Statement on Form F-6 (Registration No. 333-13886)).

4.5

Form of Amendment No. 1 to Deposit Agreement, among Advantest Corporation, JPMorgan Chase Bank, as depositary, and holders from time to time of American Depositary Receipts, including the form of American Depositary Receipt attached thereto as Exhibit (a)(2) (incorporated by reference herein to the Post Effective Amendment to the Registrant’s Registration Statement on Form F-6 (No. 333-13886) filed September 12, 2006)

4.6*	Rules of the Advantest Corporation Incentive Stock Option Plan 2007.

5*	Opinion of Nishimura & Asahi regarding the legality of securities being offered hereby.

23.1*	Consent of Ernst & Young ShinNihon

23.2*	Consent of Nishimura & Asahi (contained in Exhibit 5).

24*	Powers of Attorney (included on signature page to this Registration Statement).

________________________

* Filed herewith.